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                           IMC FERTILIZER GROUP, INC.



                                  COMMON STOCK



                      INTERNATIONAL UNDERWRITING AGREEMENT



                              __________ ___, 1994
                              ----------

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

                           IMC FERTILIZER GROUP, INC.

                                  COMMON STOCK

                          (par value $1.00 per share)
                      INTERNATIONAL UNDERWRITING AGREEMENT


                                                             __________ __, 1994
                                                             ----------

To:  LEHMAN BROTHERS INTERNATIONAL (EUROPE)
     DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION
     LAZARD BROTHERS & CO., LIMITED
     J.P. MORGAN SECURITIES LTD.
     As Lead Managers of the several International Managers named in the within-mentioned Terms Agreement
     c/o LEHMAN BROTHERS INTERNATIONAL (EUROPE)
     1 Broadgate
     London EC2M 7HA
     England

Ladies and Gentlemen:

          IMC FERTILIZER GROUP, INC., a Delaware corporation (the "Company"), IMC FERTILIZER, INC., a Delaware corporation ("IMC"), and INTERNATIONAL MINERALS & CHEMICAL CORPORATION (Canada) LIMITED, a Canadian corporation ("IMC-Canada"), confirm their agreement with respect to the proposed issuance and sale by the Company of its common stock, par value $1.00 per share (the "Common Stock"), including, if then in existence, the related preferred share purchase rights (the "Rights") provided for in the Rights Agreement, as amended (the "Rights Agreement"), between the Company and The First National Bank of Chicago (all references herein to the Common Stock shall include the Rights unless the context indicates otherwise).

          In connecton with the Company's offering of Common Stock hereunder (the "Offering"), it will enter into an agreement substantially in the form of Exhibit A hereto (the "Terms Agreement") providing for the sale of such Common Stock to, and the purchase and offering thereof by, managers named therein (the "International Managers" or "you") for whom you are acting as lead managers (the "Lead Managers"). This Agreement, without the Terms Agreement, shall not be construed as an obligation of the Company to sell any Common Stock or as an obligation of the International Managers to purchase Common Stock. The Terms Agreement shall specify the number of shares of Common Stock to be issued and sold to the International Managers (the "International Firm Securities") and the number of shares of Common Stock which the International Managers will have an option to purchase (the "International Option Securities"), the price per share at which the Common Stock offered thereby is to be purchased by the International Managers from the Company, the initial public offering price and the time and place of delivery and payment. The International Firm Securities and the International Option Securities are herein collectively referred to as the "International Securities."

          The Company grants to the International Managers the right to purchase at their election up to the number of International Option Securities set forth in the Terms Agreement, at the purchase price per share set forth in such Terms Agreement for the sole purpose of covering over-allotments in the sale of the International Firm Securities. Any such election to purchase International Option Securities may be exercised only once and only by written notice from the Lead Managers to the Company, given within a period of 30 calendar days after the date of the Terms Agreement, setting forth the aggre-gate number of International Option Securities to be purchased and the date on which such International Option Securities are to be delivered, as determined by the Lead Managers but in no event earlier than the First Closing Date (as defined in Section 2) or, unless the Lead Managers and the Company otherwise agree in writing, in no event earlier than two or later than ten business days after the date of such notice.

          It is understood by all parties that the Company is concurrently entering into an underwriting agreement and a related terms agreement, each dated the date hereof (collectively, the "U.S. Underwriting Agreement") providing for the proposed sale by the Company of shares of Common Stock as specified therein (including the shares of Common Stock to be sold upon exercise of the over-allotment option thereunder) (the "U.S. Securities") through arrangements with certain underwriters in the United States (the "U.S. Underwriters") for whom Lehman

Brothers Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Lazard Freres & Co. and J.P. Morgan Securities Inc. are acting as representatives (the "Representatives"). The International Managers and the U.S. Underwriters are simultaneously entering into an agreement (the "Agreement Between U.S. Underwriters and International Managers") which provides for, among other things, the transfer of shares of Common Stock between the U.S. Underwriters and the International Managers. A Prospectus (as defined below) will be used in connection with the offering and sale of the U.S. Securities and an international prospectus (the "International Prospectus") will be used in connection with the offering and sale of the International Securities. The International Prospectus will be identical to the Prospectus except for the front and back cover pages. Except as used in Sections 2, 7 and 9 herein, and except as the context may otherwise require, references herein to the Securities shall include all the shares of the Common Stock which may be sold pursuant to either this Agreement or the U.S. Underwriting Agreement, and references herein to any prospectus, whether in preliminary or final form and whether amended or supplemented, shall include both the U.S. and the International versions thereof.

          Capitalized terms used herein without definition have the respective meanings specified therefor in the Prospectus.

          SECTION 1.  Representations and Warranties.
                      ------------------------------

          (a) Each of the Company, IMC and IMC-Canada, jointly and severally, represents and warrants to you and agrees as of the date hereof and as of the applicable Closing Date, as hereinafter defined under the Terms Agreement (in each case the "Representation Date") that:

          (i) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 33-______) including a related preliminary prospectus, for the registration under the Securities Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including
(i) all information incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act or otherwise, and (ii) all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the "Rules and Regulations") of the Commission under the Securities Act in accordance with
Section 3(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations or such final prospectus as first used to confirm sales of Securities whether or not so filed; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the effective date of the Registration Statement or the issue date of the Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement or the issue date of the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

          (ii) At the time the Registration Statement became effective and as of the applicable Representation Date, the Registration Statement and the Prospectus (as supplemented and amended in the case of the Closing Date) complied or will comply in all material respects with the Securities Act and the Rules and Regulations. The Preliminary Prospectus complied when filed in all material respects with the Securities Act and Rules and Regulations. The Registration Statement, at the time the Registration Statement became effective (and, if an amendment to the Registration Statement has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing), did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its date and as of the applicable Representation Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided,
                                                                 --------
however, that the Company, IMC and IMC-Canada make no representation or warranty
- -------
with respect to information contained in or omitted from the Registration Statement or Prospectus, in reliance upon and in conformity with information furnished to the Company, IMC or IMC-Canada in writing by the International Managers expressly for inclusion in the Registration Statement or the Prospectus. The Company acknowledges for all purposes under this Agreement (in-cluding this paragraph and Section 6 hereof) that the statements set forth in the [____] paragraphs of the section entitled "Underwriting" in the Prospectus constitute the only written information furnished to the Company by or on behalf of the International Managers for use in the Registration Statement or the Prospectus or any preliminary prospectus (or any amendment or supplement to them) and that the International Managers shall not be deemed to have provided any information (and therefore are not responsible for any statements or omissions) pertaining to any arrangement or agreement with respect to any party other than the International Managers.

               (iii) The proceeds of the sale of the Securities will be applied as set forth in the Prospectus.

          (iv) The documents incorporated by reference in the Registration Statement, at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and, when read together and with the other information in the Registration Statement, at the time the Registration Statement and any amendments thereto became or become effective and at each Representation Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. There are no contracts, agreements, instruments, leases or licenses of the Company or any of its subsidiaries required by the Exchange Act, or the rules and regulations thereunder, to be disclosed in filings with the Commission which are not so disclosed.

          (v) Each of the Company and its Subsidiaries (as defined below) is a corporation duly incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full power and authority, and, except as disclosed in the Registration Statement, all necessary consents, authorizations, licenses, and permits from all federal, state, local or foreign governmental authorities, to own or use its properties and to carry on its business in the manner described in the Registration Statement except where the failure to do so will not have a material adverse effect on the condition, financial or otherwise, or on the business, properties or business prospects of the Company and its Subsidiaries taken as a whole (hereinafter, a "Material Adverse Effect"), and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would be reasonably expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership or use of property or the conduct of its business makes such qualification necessary, except in those jurisdictions where failure to qualify or to be in good standing would not in the aggregate have a Material Adverse Effect. For purposes hereof, "Subsidiaries" shall mean IMC, IMC-Canada, IMC-Agrico Company, a Dela-ware general partnership, and those other subsidiaries of the Company which would constitute "significant subsidiaries" of the Company under Regulation S-X of the rules and regulations of the Commission.

          (vi) Except as disclosed in the Prospectus, each outstanding share of capital stock of the Subsidiaries is duly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive rights of stockholders, and is owned of record and beneficially by the Company or a Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, voting trusts, and any other encumbrance. Except as disclosed in the Prospectus, the Company's interests in the Main Pass Block 299 joint ventures are free and clear of all liens, security interests, pledges, charges or any other encumbrances.

          (vii) Except as disclosed in the Prospectus, neither the Company nor any of the Subsidiaries is now or is reasonably expected by the Company or the Subsidiaries to be in violation or breach of, or in default with respect to, any provision of any contract, agreement, indenture, note, credit facility, instrument, lease, license or other obligation (collectively, "Agreements"), to which the Company or any of the Subsidiaries is a party, except for such violations, breaches or defaults which would not in the aggregate reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, there is no violation, breach or default under the Partnership Agreement by any other party thereto and the Partnership Agreement is enforceable as to each of them in accordance with and subject to its terms and conditions, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general equity principles except in each instance where such failure to be enforceable would not have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is in violation of its charter, bylaws or other organizational documents. Except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries is in violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or their respective properties or assets, except for such violations which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (viii) All of the currently outstanding shares of the Common Stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive rights. The Common Stock to be sold pursuant to this Agreement, the Terms Agreement and the U.S. Underwriting Agreement has been duly and validly authorized for issuance and sale by the Company pursuant to this Agreement, the Terms Agreement and the U.S. Underwriting Agreement and, when issued and delivered against payment of the consideration therefor in accordance with this Agreement, the Terms Agreement and the U.S. Underwriting Agreement, will have been duly and validly issued and delivered, and will be fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive rights and each Right has been duly authorized, and when issued and delivered in accordance with the terms of the Rights Agreement will have been duly executed, issued and delivered. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Common Stock and the Rights and the Rights Agreement conform to the descriptions thereof set forth in, or incorporated by reference into, the Registration Statement and set forth in, or incorporated by reference into, the Prospectus.

          (ix) The Company has all of the requisite corporate power and authority to execute and deliver this Agreement, the Terms Agreement and the U.S. Underwriting Agreement, and each of this Agreement, the Terms Agreement and the U.S. Underwriting Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general equity principles and to the extent that rights to indemnity or contribution under this Agreement or the U.S. Underwriting Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

          (x) The execution, delivery and performance of this Agreement, the Terms Agreement and the U.S.

Underwriting Agreement, the issuance, sale and delivery of the Securities and compliance by the Company with the provisions of this Agreement, the Terms Agreement and the U.S. Underwriting Agreement and the consummation by the Company of the transactions described herein and therein (1) will not conflict with, or result in the creation or imposition of, any lien, charge or encumbrance upon any of the assets of the Company or any of the Subsidiaries pursuant to the terms of, or constitute a default under (immediately or by notice or with the passage of time), any Agreement to which the Company or any of the Subsidiaries is a party or by which any of them is bound, or result in a violation of any order, rule, regulation or decree of any court or governmental agency having jurisdiction over the Company or any of the Subsidiaries or their assets other than such creations, impositions, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect or
(2) will not result in any violation of the charter, bylaws or other organizational documents of the Company or any of its Subsidiaries.

          (xi) No consent, authorization, approval or order of, or filing or registration with, any court or governmental authority or agency is required for the (1) valid issuance, sale and delivery of the Securities by the Company, (2) execution, delivery and performance of this Agreement, the Terms Agreement and the U.S. Underwriting Agreement or (3) consummation of the transactions related to the issuance and sale of the Securities hereunder except such as may be required by the Securities Act or state securities or Blue Sky laws.

          (xii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described or contemplated therein, (1) neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct, contingent or otherwise, or entered into any transactions that individually or in the aggregate are material to the Company and its Subsidiaries taken as a whole, (2) there has not been any material change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, business, properties or business prospects of the Company and its Subsid-iaries taken as a whole and (3) there has been no dividend or distribution of any kind declared, paid or made by the Company on any of its capital stock.

          (xiii) The Company and the Subsidiaries have good title to all properties owned by them, in each case free and clear of all liens, encumbrances and defects except (1) such as individually or in the aggregate do not materially interfere with the use made and proposed to be made of such properties, (2) as described in the Prospectus or (3) as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          (xiv) Except as disclosed in the Prospectus, the Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is reasonable for the conduct of their respective businesses.

          (xv) Except as disclosed in the Prospectus, the Company and the Subsidiaries (1) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"); (2) have received all permits, licenses or similar authorizations required of them under applicable Environmental Laws to conduct their respective businesses; and (3) are in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or the failure to comply with the terms and conditions of such permits, licenses or approvals would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

          (xvi) The Company and each of the Subsidiaries (A) make and keep accurate books and records and (B) maintain internal accounting controls which provide reasonable assurance that (1) transactions are executed in accordance with management's authorization, (2) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (3) access to its assets is permitted only in accordance with management's authorization and

(4) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (xvii) The financial statements (including the related notes) included in the Registration Statement (other than pro forma financial data) present fairly the financial condition and results of operations of the Company and its consolidated Subsidiaries, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise disclosed therein. The pro forma financial data included in the Registration Statement includes all material adjustments to the historical financial data required to reflect the transactions purported to be reflected therein, and the adjustments used in the preparation of such pro forma data were reasonable.

          (xviii) Ernst & Young, who have certified certain financial statements of the Company and whose report is included in the Registration Statement or is incorporated by reference therein, are independent public accountants with respect to the Company and its Subsidiaries within the meaning of the Securities Act and the Rules and Regulations.

          (xix) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of the Subsidiaries, which is required by the Exchange Act and the rules and regulations thereunder to be disclosed in filings thereunder, or which, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect or which affects the transactions con-templated by this Agreement, the Terms Agreement or the U.S. Underwriting Agreement.

          (b) Any certificate signed by any officer of the Company and delivered, pursuant to this Agreement or the U.S. Underwriting Agreement or in connection with the payment of the purchase price and delivery of the certificates for the Securities, to you or your counsel shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

          SECTION 2.  Purchase and Sale.
                      -----------------

          (a) The several commitments of the International Managers to purchase Securities pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth.

          (b) Payment of the purchase price for, and delivery of, any International Firm Securities to be purchased by the International Managers shall be made at the place set forth in the Terms Agreement, or at such other place as shall be agreed upon by the Company and the Lead Managers, on the fifth business day following the date of the Terms Agreement, or at such other time thereafter as the Lead Managers and the Company shall determine by agreement (each such date and time of payment and delivery being herein called the "First Closing Date").

          Payment of the purchase price for and delivery of any International Option Securities shall be at the place, time and date as the Lead Managers and the Company may agree in writing (each such date and time of payment and delivery being herein called the "Second Closing Date"). The First Closing Date and the Second Closing Date are each referred to herein as a "Closing Date."

          (c) On the Closing Date, payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Company against delivery to you of the certificate(s) evidencing the applicable Securities to be purchased by you. Such certificate(s) shall be in such denominations and registered in such name(s) and in such denomination(s) as you may specify at least two business days prior to the Closing Date by written notice to the Company. For the purpose of expediting the checking and packaging of certificates evidencing the Securities, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date.

          (d) The obligation of the Company to sell to the International Managers the International Firm Securities and the International Option Securities and the obligation of the International Managers to purchase and pay for the International Securities, upon the terms and subject to the conditions of this Agreement, are subject to the concurrent closing of the sale of the U.S. Securities to the U.S. Underwriters pursuant to the terms of the U.S. Underwriting Agreement.

          SECTION 3.  Certain Covenants of the Company.  The Company covenants
                      --------------------------------
with the International Managers as follows:

          (a) Immediately following the execution of the Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the number of Securities covered thereby, the names of the International Managers and the number of Securities which each severally has agreed to purchase, the price per share at which the Securities are to be purchased by the International Managers from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other infor-mation as the Lead Managers and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Prospectus to the Commission for filing pursuant to Rule 424 of the Rules and Regulations and will furnish to the International Managers as many copies of the Prospectus and such Prospectus Supplement as the International Managers shall reasonably request.

          (b) The Company will deliver to the Lead Managers two signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto, whether filed before or after the Registration Statement becomes effective, including copies of all exhibits and documents filed therewith and signed copies of all consents and certificates of experts as the Lead Managers may reasonably request.

          (c) From the date of the Terms Agreement, and for so long as a Prospectus is required to be delivered in connection with the sale of Securities covered by the Terms Agreement, the Company will not at any time file or make any amendment to the Registration Statement or to either the prospectus included in the Registration Statement at the time it becomes effective or the Prospectus, whether pursuant to the Exchange Act, the Securities Act or otherwise, before furnishing a copy to the Lead Managers and using its reasonable efforts to reflect in each document such comments as the Lead Managers reasonably may propose.

          (d) From the date of the Terms Agreement, and for so long as a Prospectus is required to be delivered in connection with the sale of Securities covered by the Terms Agreement, the Company will notify the Lead Managers immediately, and with respect to clauses (iii), (iv) and (v) confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any document to be filed pursuant to the Exchange Act which will be incorporated by reference into the Registration Statement or Prospectus, subject to Section 3(c), (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (e) To furnish the International Managers with copies of the Prospectus in such quantities as the International Managers may reasonably request and, if, at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Securities, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for you or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it is necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with the Securities Act or the Rules and Regulations, the Company will notify the Lead Managers and upon their request promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission so that the Registration

Statement, as amended, or the Prospectus, as so amended or supplemented, will comply with such requirements and furnish the International Managers with such number of copies as they may reasonably request.

          (f) The Company will use its best efforts to qualify the Securities for sale under the securities or Blue Sky laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities. Notwithstanding the foregoing, the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

          (g) The Company will furnish to the Lead Managers, upon their request, copies of any documents, reports and information as shall be furnished by the Company to all of the holders of the Securities.

          (h) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

          (i) The Company will make generally available to its security holders as soon as practicable an earnings statement of the Company (in form complying with the provisions of Rule 158 of the Securities Act Regulations), covering 12-month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following such "effective date" (as defined in Rule 158) of the Registration Statement; provided that the Company shall have
                                         --------
satisfied this provision if it has timely filed each of its Quarterly Reports on Form 10-Q during such 12-month period.

          (j) The Company has complied and will comply with all of the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business with Cuba.

          (k) During a period of ninety (90) days from the date of the Terms Agreement, the Company will not, without the Lead Manager's prior written consent, issue, sell, offer or agree to sell, or otherwise dispose of, directly or indirectly, any Common Stock of the Company (or any securities convertible into, exercisable for or exchangeable for Common Stock of the Company), other than the Company's sale of Securities pursuant to the Terms Agreement, the U.S. Underwriting Agreement, the Company's issuance of Common Stock pursuant to any employee benefit plans existing on the date of this Agreement and the Company's issuance of Common Stock upon the conversion of outstanding convertible securities.

               (l) The Company will use its best efforts to list the Securities on the New York Stock Exchange.

          SECTION 4.  Payment of Expenses.  Whether or not the transactions
                      -------------------
contemplated by this Agreement and the Terms Agreement are consummated or this Agreement and the Terms Agreement are terminated, the Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement and the Terms Agreement, including (a) the preparation, printing and filing of the Registration Statement, and any amendments thereto, the Preliminary Prospectuses, the Prospectus, and any amendments or supplements thereto and the cost of furnishing copies thereof to you, (b) any preparation and distribution of this Agreement and the Terms Agreements, (c) the preparation, printing and delivery to you of the certificates representing the Securities, including capital duties, stamp duties and stock transfer taxes, if any, payable upon issuance, but not resale, of any of the Securities, (d) the fees and disbursements of the Company's counsel and accountants, (e) any filing for review of the offering with the National Association of Securities Dealers, Inc., including any filing fees in connection therewith and the fees and disbursements of counsel for the International Managers in connection therewith,
(f) all expenses in connection with the qualification of the Securities for offering and sale under state securities or Blue Sky laws, including filing fees and reasonable fees and disbursements of your counsel in connection therewith and in connection with the preparation of any Blue Sky memoranda, (g) any fees and expenses in connection with the listing of the Securities on the New York Stock Exchange and (h) all other reasonable costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section 4.

          If this Agreement is terminated by you in accordance with the provisions of Section 5 or Section 9(a)(i) or (iii), the Company shall promptly reimburse you for all of your out-of-pocket expenses, including the reasonable fees and disbursements of your counsel.

          SECTION 5.  Conditions of International Manager's Obligations.  In
                      -------------------------------------------------
addition to the execution and delivery of the Terms Agreement, the obligations of the International Managers to purchase and pay for International Firm Securities or International Option Securities pursuant to the Terms Agreement are subject to the accuracy, as of the applicable Closing Date, of the representations and warranties of the Company, IMC and IMC-Canada contained herein or in certificates of the Company delivered pursuant to the provisions hereof, to the performance by the Company of all its covenants and obligations hereunder and to the following further conditions:

          (a) The Prospectus, as amended or supplemented to contain the information set forth in the Terms Agreement, shall have been filed with the Commission pursuant to Rule 424(b) within the applicable period prescribed for such filing by the Rules and Regulations. At the Closing Date (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission and (ii) there shall not have come to the attention of the International Managers or the U.S. Underwriters any facts that would cause them reasonably to believe that the Prospectus at the time it was required to be delivered to a purchaser of the Securities contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

          (b) At the applicable Closing Date, you shall have received a signed opinion, addressed to you and dated as of the Closing Date, of Mayer, Brown & Platt, counsel for the Company, generally in the form of Exhibit B attached hereto.

          (c) At the applicable Closing Date, you shall have received a signed opinion of Marschall I. Smith, General Counsel of the Company, generally in the form of Exhibit C attached hereto.

          (d) At the applicable Closing Date, you shall have received a signed opinion of Skadden, Arps, Slate, Meagher & Flom, your counsel, dated as of the Closing Date, in form and substance satisfactory to you, and such counsel shall have received such documents and information as they reasonably request to enable them to pass upon such matters.

          (e) At the applicable Closing Date, there shall not have been since the date hereof or since the respective dates as of which information is given in the Prospectus, in your judgment, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the business, properties or business prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business. You shall have received a certificate of the President or Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the applicable Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made at and as of the applicable Closing Date and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the applicable Closing Date.

          (f) At the time this Agreement is executed by the Company, you shall have received from Ernst & Young a letter, dated as of the date hereof, in form and substance satisfactory to you.

          (g) At the applicable Closing Date, you shall have received from Ernst & Young a letter (the "Second Letter"), in form and substance satisfactory to you and dated as of the applicable Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(f), except as stated in the Second Letter, provided that any such exception shall be reasonably satisfactory to you. The specified date referred to in the Second Letter shall be a date not more than five business days prior to the applicable Closing Date.

          (h) At the applicable Closing Date, you or your counsel shall have been furnished with all such documents, certificates and opinions as you or they may reasonably request in order to evidence the accuracy and completeness of any of the representations, warranties or statements contained herein, the performance of any of the covenants or the fulfillment of any of the conditions contained herein; and all proceedings taken by the Company at or prior to such Closing Date in connection with the authorization, issuance and sale of the Securities as contemplated in this Agreement and the U.S. Underwriting Agreement shall be satisfactory in form and substance to you and to your counsel.

          (i) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded to the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and the Terms Agreement may be terminated by you on notice to the Company at any time at or prior to the applicable Closing Date, and such termination shall be without liability of any party to any other party. Notwithstanding any such termination, the provisions of Sections 4 and 6 shall remain in effect.

          SECTION 6.  Indemnification and Contribution.
                      --------------------------------

          (a) The Company, IMC and IMC-Canada shall jointly and severally indemnify and hold you harmless and each person, if any, who controls you within the meaning of the Securities Act or Section 20 of the Exchange Act, and your directors, officers, employees and agents and the directors, officers, employees and agents of each such controlling person (you, such controlling persons and each such officer, director, employee and agent are referred to collectively as the "Indemnified Parties"), from and against any loss, claim, damage, or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities) to which each Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or any amendment thereof, or any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Indemnified Parties promptly upon demand for any legal and other expenses reasonably in-curred by them in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred notwithstanding the possibility that payment for such expenses might later be held to be improper; provided, however, that the Company shall not be liable in
                     --------  -------
any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company, IMC or IMC-Canada by you specifically for inclusion in the Prospectus; provided, further, that this
                                              --------  -------
indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission contained in any Preliminary Prospectus or prospectus but remedied in the Prospectus as amended or supplemented, if a copy of the Prospectus as amended or supplemented was not given to the person asserting the claim by you. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any of the Indemnified Parties.

          (b) You agree that you shall indemnify and hold harmless the Company, IMC and IMC-Canada, and each of their respective directors, officers, employees and agents, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, IMC or IMC-Canada or any such director, officer, employee, or agent may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage or liability or action, arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or any amendment thereof, or any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company, IMC or IMC-Canada by you specifically for inclusion therein, and shall reimburse the Company, IMC or IMC-Canada, as the case may be, promptly upon demand for any legal and other expenses reasonably incurred by the Company, IMC or IMC-Canada or any such director, officer, employee or agent in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, notwithstanding the possibility that payments for such expenses might later be held to be improper. The foregoing indemnity agreement is in addition to any liability which you may otherwise have to the Company, IMC or IMC-Canada or any such director, officer, employee or agent.

          (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, including any claim for contribution, notify the indemnifying party in writing of the claim or the com-mencement of that action, provided that the failure to notify the indemnifying
                          --------
party shall not relieve it from any liability which it may have to any indemnified party under such subsection except to the extent that the indemnifying party shall have been prejudiced by the failure to give such notice. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that an indemnified party shall have the right
                        --------
to employ counsel to represent such indemnified party if, in such indemnified party's reasonable judgment, there are one or more legal defenses available to it which are different from or in addition to those available to such indemnifying party, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall not be liable for any settlement of such claim, action or proceeding effected without its written consent, but, if settled with its written consent, the indemnifying party agrees to indemnify and hold harmless each indemnified party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement unless the indemnifying party has contested such obligation and provides reasonable assur-ances that such payment can be made upon resolution of such dispute. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is a party and indemnity has been sought hereunder by such indemnified party, unless such settlement included an unconditional release of such indemnified party from all liability on claims that are the subject-matter of such action.

          (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and you on the other from the offering of the Securities or (ii) if the allocation pro-vided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and you on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the compensation received by you. For purposes of the foregoing sentence, the compensation received by you (the "International Managers' Compensation") shall be deemed to be the difference between the amount paid to the Company pursuant to Section 2 hereof and the aggregate offering price of the Securities (as set forth on the cover page of the Prospectus). The relative fault shall be determined by reference to wheth-er the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or you, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include for purposes of this Section 6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), you shall not be required to contribute any amount in excess of the amount by which the International Managers' Compensation exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Secu-rities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e)  The obligations of the Company, IMC and IMC-Canada under this
Section 6 shall be in addition to any liability that the Company, IMC and IMC-Canada may otherwise have; and the obligations of you under this Section 6 shall be in addition to any liability that you may otherwise have.

          SECTION 7.  Default by International Managers.
                      ---------------------------------

          (a) If any International Managers shall default in its obligation to purchase International Firm Securities or International Option Securities hereunder and under the Terms Agreement, the nondefaulting International Managers may in their discretion arrange for themselves or for another party or parties reasonably satisfactory to the Company to purchase such Securities to which such default relates on the terms contained herein. If within five (5) calendar days, the International Managers do not arrange for the purchase of such Securities, then the Company is entitled to a further period of five (5) days within which to procure another party or other parties reasonably satisfactory to the International Managers to purchase such Securities on the terms contained herein.

          (b) In the event that the International Firm Securities or International Option Securities are to be purchased by the nondefaulting International Managers, or are to be purchased by another party or parties as aforesaid, the nondefaulting International Managers or the Company shall have the right to postpone the Closing Time for a period not exceeding five (5) business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of counsel for the International Managers, may thereby be made necessary or advisable. The term "International Managers" as used in this Agreement and the Terms Agreement shall include any party substituted under this Section 7 with like effect as if it had originally been a party to this Agreement and the Terms Agreement with respect to such Securities.

          (c) If, after giving effect to any arrangements for the purchase of the International Firm Securities or International Option Securities of a de-faulting International Manager by the nondefaulting International Managers and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed 10% of the aggregate principal amount of all the Securities to be purchased at such Closing Date, then the Company shall have the right to require each nondefaulting International Manager to purchase the principal amount of Securities which such International Managers agreed to purchase under the Terms Agreement relating to the Securities at such Closing Date and, in addition, to require each nondefaulting International Manager to purchase its pro rata share (based on the aggregate principal amount of such Securities which such International Manager agreed to purchase under the Terms Agreement) of the Securities of such defaulting International Manager for which such arrangements have not been made; but nothing herein shall relieve a defaulting International Manager from liability for its default.

          (d) In the event that within the respective prescribed period after such a default set forth in (a) above, the aggregate number of Securities which remain unpurchased exceeds 10% of the number of Securities to be purchased at such Closing Date, or if the Company does not exercise the right set forth in
(c) above, this Agreement and the Terms Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 4, 6(a) and 8 hereof) or the nondefaulting International Managers, but nothing in this Agreement or the Terms Agreement shall relieve a defaulting International Manager of its liability, if any, to the other nondefaulting International Managers and the Company for damages occasioned by its or their default hereunder.

          SECTION 8.  Representations, Warranties and Agreements to Survive
                      -----------------------------------------------------
Delivery.  The representations, warranties, indemnities, agreements and other
- --------
statements of the Company, IMC and IMC-Canada and you set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or you and will survive delivery of and payment for the Securities.

          SECTION 9.  Termination of Agreement.
                      ------------------------

          (a) This Agreement and the Terms Agreement may be terminated by you in your absolute discretion by giving notice as hereinafter provided to the Company, if (i) the Company shall have failed, refused or been unable, at or prior to the applicable Closing Date, to perform in any material respect any agreement on their part to be performed hereunder, (ii) any other condition to your obligations hereunder is not fulfilled in any material respect, (iii) there is any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act or Rule 15c3-1 under the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), (iv) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (v) any banking moratorium shall have been declared by federal or New York governmental authorities, (vi) there is an outbreak or escalation of hostilities on or after the date hereof or the United States is or becomes engaged in hostilities which on or after the date hereof result in the declaration of a national emergency or war, the effect of any of which, in your judgment, makes it inadvisable or impractical to proceed with the completion of the sale of and payment for the Securities on the terms and in the manner contemplated in the Prospectus, or (vii) there shall have been a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United
States shall be such), in your judgment, as to make it inadvisable or impractical to proceed with the completion of the sale of and payment for the Securities on the terms and in the manner contemplated in the Prospectus. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of any party to any other party, except as otherwise provided in Sections 4 and 6.

          (b) Any notice referred to above may be given at the address specified in Section 10 hereof in writing or by telecopier, telex or telephone, and if by telecopier, telex or telephone, shall be immediately confirmed in writing.

          SECTION 10.  Notices.  All notices and other communications under this
                       -------
Agreement will be in writing and effective only on receipt, and, if sent to the International Managers, will be sent by mail, hand-delivery or facsimile and confirmed at the address provided in the Terms Agreement; if sent to the Company, will be sent by mail, hand-delivery or facsimile and confirmed to it to the address of the Company set forth in the Prospectus, Attention: General Counsel.

          SECTION 11.  Parties.  This Agreement is made solely for your benefit
                       -------
and for the benefit of the Company, IMC and IMC-Canada and, to the extent expressed, any person controlling you, and your respective successors and assigns and no other person shall acquire or have any right under or by virtue of this Agreement.

          SECTION 12.  Governing Law and Time.  This Agreement shall be governed
                       ----------------------
by and construed in accordance with the laws of the State of New York without regard to its conflicts of law doctrine. Specified times of the day refer to New York City time.

          SECTION 13.  Amendments.  No amendment or waiver of any provision of
                       ----------
this Agreement, nor any con-
sent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

          SECTION 14.  Counterparts.  This Agreement may be executed in one or
                       ------------
more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and you in accordance with its terms.

                         Very truly yours,

                         IMC FERTILIZER GROUP, INC.


                         By:________________________
                            Name:
                            Title:

                         IMC FERTILIZER, INC.


                         By:________________________
                            Name:
                            Title:

                         INTERNATIONAL MINERALS &
                         CHEMICAL CORPORATION
                         (Canada) LIMITED


                         By:________________________
                            Name:
                            Title:

Confirmed and accepted as of
the date first above written:

LEHMAN BROTHERS INTERNATIONAL (EUROPE)
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
LAZARD BROTHERS & CO., LIMITED
J.P. MORGAN SECURITIES LTD.
For Itself and as Lead Managers of the several International Managers named in the within-mentioned Terms Agreement

By: LEHMAN BROTHERS INTERNATIONAL (EUROPE)


By: ______________________________________
    Authorized Representatives

                                   EXHIBIT A


                           IMC FERTILIZER GROUP, INC.

                                  Common Stock

                                TERMS AGREEMENT

IMC Fertilizer Group, Inc.                         Dated:
2100 Sanders Road
Northbrook, Illinois  60062

Attention:     [             ]

Dear Sir:

          We understand that IMC Fertilizer Group, Inc., a Delaware corporation (the "Company"), proposes to issue and sell ______________ shares of its Common Stock, par value $1.00 per share, including, if then in existence, the related Preferred Share Purchase Rights (the "International Firm Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the International Managers named below (the "International Managers"), hereby severally offer to purchase such International Firm Securities in the amount set forth opposite its name below.

Public offering price:                                                    $      per share
Purchase price:                                                           $      per share
Option Securities:                                                             shares
   Closing date, time and location:                       , 1994
     at the offices of Mayer, Brown & Platt, 190 South
     LaSalle Street, Chicago, Illinois  60603
                                                          Lead Managing Underwriters:  Lehman Brothers
                                                          International (Europe), Donaldson, Lufkin &
                                                          Jenrette Securities Corporation, Lazard Brothers &
                                                          Co., Limited and J.P. Morgan Securities Ltd.
   Other:  None

     International Managers and the number of Securities to be purchased by each and the number of International Option Securities that may be purchased by each:

                              Number of              Number of
                            International          International
International              Firm Securities       Option Securities
   Manager                 to be Purchased     That May Be Purchased
- -------------              ---------------     ---------------------

Lehman Brothers
  International
  (Europe)

Donaldson, Lufkin &
  Jenrette Securities

Lazard Brothers & Co.,
  Limited

J.P. Morgan Securities
  Ltd.

          All of the provisions contained in the document entitled "IMC Fertilizer Group, Inc. Common Stock International Underwriting Agreement" dated as of _______ __, 1994, a copy of which is attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such documents are used herein as therein defined.

          Any notice by the Company to the International Managers pursuant to this Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication addressed to:

                             Lehman Brothers International (Europe)
                             1 Broadgate
                             London EC2M 7HA, England
                             Attention:  Syndicate Department
                             Fax:  071-260-2635
                             Telex:  888081SHLON G

          Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                               LEHMAN BROTHERS INTERNATIONAL
                                 (EUROPE)
                               DONALDSON, LUFKIN & JENRETTE
                                 SECURITIES CORPORATION
                               LAZARD BROTHERS & CO., LIMITED
                               J.P. MORGAN SECURITIES LTD.
                               For themselves and as Lead Managers of the several International Managers named herein

                               By: LEHMAN BROTHERS
                                   INTERNATIONAL (EUROPE)

                               By:_________________________
                                  Authorized Representative
Accepted and agreed to as of
the date first above written:

IMC FERTILIZER GROUP, INC.


By:________________________
   Name:
   Title:


IMC FERTILIZER, INC.


By:________________________
   Name:
   Title:


INTERNATIONAL MINERALS & CHEMICAL
  CORPORATION (Canada) LIMITED


By:_________________________
   Name:
   Title:

                                                                       EXHIBIT B
                                                                       ---------


                    FORM OF OPINION OF MAYER, BROWN & PLATT
                    ---------------------------------------

          All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the International Underwriting Agreement, dated __________ ___, 1994, among IMC Fertilizer Group, Inc., IMC Fertilizer, Inc., International Minerals & Chemical Corporation (Canada) Limited and the International Managers identified therein.

          (i) The Company is validly existing and in good standing under the laws of its jurisdiction of incorporation.

          (ii) The execution, delivery and performance of the International Underwriting Agreement, the U.S. Underwriting Agreement and the Terms Agreement and the consummation of the transactions contemplated thereby by the Company, including, without limitation, the issuance, sale and delivery of the Securities, (i) will not conflict with, or result in the creation or imposition of, any lien, charge or encumbrance upon any of the assets of the Company or any of the Subsidiaries pursuant to the terms of, or violate or constitute a default under (immediately or by notice or with the passage of time), any Agreement identified to us as being material to the Company and its Subsidiaries taken as a whole, or result in a violation of any order, rule, regulation or decree of any court or governmental agency having jurisdiction over the Company or any of the Subsidiaries or their assets other than such creations, impositions, de-faults or violations which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or (2) will not result in any violation of the charter, bylaws or other organizational documents of the Company or any of its Subsidiaries.

          (iii) Each of the International Underwriting Agreement, the U.S. Underwriting Agreement and the Terms Agreement has been duly authorized, executed, and delivered by the Company, is the legally valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms, except to the extent that rights to indemnity or contribution under the International Underwriting Agreement or the U.S. Underwriting Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

          (iv) The authorized capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption "Description of Capital

Stock." The Common Stock to be delivered at the Closing Date (as defined in the International Underwriting Agreement and the U.S. Underwriting Agreement, as applicable) has been duly and validly authorized, executed and countersigned and, when delivered against payment therefor in accordance with the International Underwriting Agreement, the U.S. Underwriting Agreement and the Terms Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights. Each Right has been duly authorized and when issued and delivered in accordance with the terms of the Rights Agreement, will have been duly executed, issued and delivered. Upon delivery of the Securities and payment therefor as contemplated by the International Underwriting Agreement, the U.S. Underwriting Agreement and the Terms Agreement, the International Managers and each of the U.S. Underwriters will receive good, valid and marketable title to the Securities, free and clear of all liens, encumbrances, claims, security interests, restrictions on transfer and other defects of title whatsoever (other than those resulting from any action taken by the International Managers or the U.S. Underwriters). The Common Stock, the Rights and the Rights Agreement conform in all material respects to the description thereof contained in or incorporated by reference into the Registration Statement and the Prospectus.

          (v) The Common Stock of the Company currently outstanding is listed on the New York Stock Exchange, and the Securities are duly authorized for listing on the New York Stock Exchange, subject only to official notice of issuance.

          (vi) No consent, authorization, approval or order of, or filing or registration with, any court or governmental authority or agency is required for the execution, delivery and performance of the International Underwriting Agreement, the U.S. Underwriting Agreement or the Terms Agreement or the consummation of the transactions related to the issuance and sale of the Securities under the International Underwriting Agreement, the U.S. Underwriting Agreement and the Terms Agreement, except such as may be required by applicable federal or state securities laws.

          (vii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements, financial and statistical data and supporting schedules included or incorporated by reference therein as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations and the Exchange Act and the applicable rules and regula-tions of the Commission thereunder. The documents incorporated by reference in the Prospectus (other than the financial statements, financial and statistical data and supporting schedules included or incorporated by reference therein, as to which we express no opinion) complied, as of the respective dates such documents were filed with the Commission or were amended subsequent to such filing, comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

          (viii) The Registration Statement is effective under the Securities Act; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for such purpose have been instituted or threatened by the Commission.

          As indicated above, we examined various documents and participated in conferences with representatives of the Company, and its counsel and accountants and with representatives of the International Managers at which times the contents of the Registration Statement, the Prospectus, any amendment thereof or supplement thereto and related matters were discussed. However, except as specifically noted above, including, but not limited to, paragraph (iv), we are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus, any amendment thereof or supplement thereto or making any representation that we have independently verified or checked the accuracy, completeness or fairness of such statements. Also, we are expressing no view as to the financial statements or other financial or statistical data included or incorporated by reference therein or omitted therefrom. Subject to the foregoing, we advise you that no facts have come to our attention that cause us to believe that the Registration Statement, at the time it became effective (or any amendment thereof made prior to the Closing Date as of the date of such amendment), contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading or that the Prospectus as of the date thereof and as of the date hereof (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement and as of the date of such opinion) contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Notwithstanding the foregoing, the above opinions may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court deci-sions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and no opinion is expressed as to the availability of equitable remedies for any breach of any such agreement.

          In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of the New York (other than the securities laws thereof) and corporate laws of the State of Delaware. With respect to matters of Delaware law or Canadian law, such counsel may rely upon or deliver an opinion of Delaware counsel or Canadian counsel, respectively, reasonably ac-ceptable to the International Managers.

                                                                       EXHIBIT C
                                                                       ---------


               FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY
               -------------------------------------------------


          All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the International Underwriting Agreement, dated October 5, 1993, among IMC Fertilizer Group, Inc., IMC Fertilizer, Inc., International Minerals & Chemical Corporation (Canada) Limited and the International Managers identified therein.

          (i) The Company is duly incorporated and has full corporate power and authority to own or use its properties and to carry on its business in the manner described in the Prospectus; the Company is duly qualified to do business and is in good standing in every jurisdiction in which its ownership or use of property or the conduct of its business makes such qualification necessary except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect.

          (ii) The authorized capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption "Description of Capital Stock." All of the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Common Stock to be delivered at the Closing Date (as defined in the International Underwriting Agreement and the U.S. Underwriting Agreement, as applicable) has been duly and validly authorized, executed and countersigned and, when delivered against payment therefor in accordance with the International Underwriting Agreement, the U.S. Underwriting Agreement and the Terms Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights. Each Right has been duly authorized and, when issued and delivered in accordance with the terms of the Rights Agreement, will have been duly executed, issued and delivered. Upon delivery of the Securities and payment therefor as contemplated by the International Underwriting Agreement, the U.S. Underwriting Agreement and the Terms Agreement, the International Managers and each of the U.S. Underwriters will receive good, valid and marketable title to the Securities, free and clear of all liens, encumbrances, claims, security interests, restrictions on transfer and other defects of title whatsoever (other than those resulting from any action taken by the International Managers or the U.S. Underwriters). The Common Stock, the Rights and the Rights Agreement conform in all material respects to the description thereof contained in or incorporated by reference into the Registration Statement and the Prospectus. The Common Stock of the Company currently outstanding is listed on the New York Stock Exchange, and the Securities are duly authorized for listing on the New York Stock Exchange, subject only to official notice of issuance.

          (iii) Each of the Subsidiaries is duly incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own or use its properties and to carry on its business in the manner described in the Prospectus; each of the Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership or use of property or the conduct of business make such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect.

          (iv) Except as described in the Prospectus, there is no litigation, arbitration, claim, governmental or other proceeding or investigation pending or, to the knowledge of such counsel, threatened to which the Company or any of the Subsidiaries is a party or to which any of their respective operations, businesses or assets is the subject which if determined adversely to the Company or one of the Subsidiaries might be reasonably expected to have a Material Adverse Effect.

          (v) Except as disclosed in the Prospectus, no default or event of default has occurred under the Partnership Agreement or any other Agreement to which the Company or any of the Subsidiaries is a party which would give another party thereto the right to terminate such Agreement or to declare the indebtedness thereunder or any portion thereof to be due and payable prior to maturity; neither the Company nor any of its Subsidiaries are in violation or breach of, or in default with respect to, any term of its charter or bylaws or other organizational documents.

          (vi) The execution, delivery and performance of the International Underwriting Agreement, the U.S. Underwriting Agreement and the Terms Agreement and the consummation of the transactions contemplated thereby by the Company, including, without limitation, the issuance, sale and delivery of the Securities, (i) will not conflict with, or result in the creation or imposition of, any lien, charge or encumbrance upon any of the assets of the Company or any of the Subsidiaries pursuant to the terms of, or violate or constitute a default under (immediately or by notice or with the passage of time), any Agreement to which the Company or any of the Subsidiaries is a party or by which any of them is bound, or result in a violation of any order, rule, regulation or decree of any court or governmental agency having jurisdiction over the Company or any of the Subsid-iaries or their assets other than such creations, impositions, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect or (2) will not result in any violation of the charter, bylaws or other organizational documents of the Company or any of the Subsidiaries.

          (vii) Any contract, agreement, instrument, lease or license required to be described in the Prospectus has been properly described therein and any contract, agreement, instrument, lease, or license required to be filed with the Commission pursuant to the requirements of the Exchange Act has been filed with the Commission.

          (viii) Except as disclosed in the Prospectus, to my knowledge the Company and the Subsidiaries (1) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"); (2) have received all permits, licenses or similar authorizations required of them under applicable Environmental Laws to conduct their respective businesses; and (3) are in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or the failure to comply with the terms and conditions of such permits, licenses or approvals would not be reasonably expected to have a Material Adverse Effect.

          (ix) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency, domestic or foreign, now pending or, to my knowledge, threatened, against or affecting the Company or any of the Subsidiaries, which is required by the Exchange Act and the rules and regulations thereunder to be disclosed in filings thereunder, or which, singly or in the aggregate, is reasonably expected to have a Material Adverse Effect or which affects the transactions contemplated by the International Underwriting Agreement, the U.S. Underwriting Agreement or the Terms Agreement.

          I have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the International Managers, and counsel for the International Managers at which the contents of the

Prospectus were discussed and, although we have not verified, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Prospectus, on the basis of the foregoing, no facts have come to my attention that cause me to believe that the Registration Statement, at the time it became effective (or any amendment thereof made prior to the Closing Date as of the date of such amendment), contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading or that the Prospectus as of the date thereof and as of the date hereof (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement and as of the date of such opinion) contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Notwithstanding the foregoing, the above opinions may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court deci-sions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and no opinion is expressed as to the availability of equitable remedies for any breach of any such agreement.

          With respect to matters of Delaware law and Canadian law, such counsel may rely upon or deliver an opinion of Delaware counsel or Canadian counsel, respectively, reasonably acceptable to the International Managers.